EXHIBIT 3.6
                              State of Delaware
                     Office of title Secretary of State                  PAGE 1






         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WBNI, INC.", CHANGING ITS NAME FROM "WBNI, INC." TO "SEGMENTZ, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF NOVEMBER, A.D. 2001, AT 3 O'CLOCK P.M.


         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.













                                      /S/ HARRIET SMITH WINDSOR
                                      --------------------------
[STATE SEAL]                          Harriet Smith  Windsor, Secretary of State


3224563 8100                          AUTHENTICATION: 1424460


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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 11/01/2001
                                                          010552474 - 3224563



                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


         FIRST: That pursuant to the Provisions Of Section 141(f) of the Delaware General Corporation Law setting (the "Act") the Board of Directors of WBNI, Inc. duly adopted resolutions setting forth proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article FIRST thereof so that, as amended, said Article shall be and read as follows;

         FIRST: The name of this corporation is Segmentz, Inc.

         SECOND: That thereafter, pursuant to resolution of the Board of Directors, a consent of stockholders in lieu of meeting was duly executed by stockholders holding the necessary number of shares as required by statue to ratify such amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the Act.

         FOURTH: That the capital of said corporation, shall not be reduced under or by reason of said amendment.

         Executed this 26h day of October 2001.



                                                  By:/S/ GEORGE GILMAN
                                                     ------------------
                                                      George Gilman, President

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